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                                                                    EXHIBIT 6(a)

                         GENERAL DISTRIBUTION AGREEMENT



    AGREEMENT dated as of August 1, 1997 between Stonebridge Growth Fund, Inc., a Delaware corporation (the "Fund"), and ALPS Mutual Funds Services, Inc., a Colorado corporation and a registered broker-dealer under the Securities Exchange Act of 1934, having its principal place of business in Denver, Colorado (the "Distributor").

    WHEREAS, the Fund wishes to employ the services of the Distributor in connection with the promotion and distribution of the Fund's shares of common stock (the "Shares");

    NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Documents - The Fund has furnished the Distributor with copies of the Fund's Articles of Incorporation, Investment Advisory Agreement, Administration Agreement, Custody Agreement, Transfer Agency and Service Agreement, current Prospectus and Statement of Additional Information, and all forms relating to any plan, program or service offered by the Fund. The Fund shall furnish promptly to the Distributor a copy of any amendment or supplement to any of the above-mentioned documents. The Fund shall furnish promptly to the Distributor any additional documents necessary or advisable to perform its functions hereunder.

2. Sale of Shares - The Fund grants to the Distributor the right to sell the Shares as agent on behalf of the Fund, during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and of the laws governing the sale of securities in the various states ("Blue Sky Laws"), under the terms and conditions set forth in this Agreement. The Distributor (i) shall have the right to sell, as agent on behalf of the Fund, Shares authorized for issue and registered under the 1933 Act, and (ii) may sell Shares under offers of exchange, if available, between and among other funds advised by the Fund's investment adviser, Stonebridge Capital Management, Incorporated (the "Investment Adviser").

3. Sale of Shares by the Fund - The rights granted to the Distributor shall be nonexclusive in that the Fund reserves the right to sell Shares to investors on applications received and accepted by the Fund. Further, the Fund reserves the right to issue Shares in connection with the merger, consolidation or other combination by the Fund, through purchase or otherwise, with any other entity.

4. Shares Covered by this Agreement - This Agreement shall apply to unissued Shares of the Fund, Shares of the Fund held in its treasury in the event that in the discretion of the Fund, treasury Shares shall be sold, and Shares of the Fund repurchased for resale.

5. Public Offering Price - Except as otherwise noted in the Fund's current Prospectus and/or Statement of Additional Information, all Shares sold to investors by the Distributor or the Fund will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per Share, as determined in the manner described in the Fund's current
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Prospectus and/or Statement of Additional Information, plus a sales charge (if any) described in the Fund's current Prospectus and/or Statement of Additional Information. The Fund shall in all cases receive the net asset value per Share on all sales. If a sales charge is in effect, the Distributor shall have the right, subject to such rules or regulations of the Securities and Exchange Commission ("SEC") as may then be in effect pursuant to Section 22 of the Investment Company Act of 1940, as amended (the "1940 Act"), to pay a portion of the sales charge to dealers who have sold Shares of the Fund. If a fee in connection with shareholder redemptions is in effect, the Fund shall collect the fee on behalf of the Distributor and, unless otherwise agreed upon by the Fund and the Distributor, the Distributor shall be entitled to receive all of such fees.

6. Suspension of Sales - If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be processed by the Distributor except such unconditional orders as may have been placed with the Distributor before it had knowledge of the suspension. In addition, the Fund reserves the right to suspend sales and the Distributor's authority to process orders for Shares on behalf of the Fund if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund.

7. Solicitation of Sales - In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for Shares of the Fund. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. If a sales charge is in effect, the Distributor shall have the right to enter into sales agreements with dealers of its choice for the sale of Shares of the Fund to the public at the public offering price only and fix in such agreements the portion of the sales charge which may be retained by dealers, provided that the Fund shall approve the form of the dealer agreement and the dealer discounts set forth therein and shall evidence such approval by filing said form of dealer agreement and amendments thereto as an exhibit to its currently effective Registration Statement.

All activities by Distributor and its agents and employees as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the Securities Exchange Act of 1934.

The Distributor will provide one or more persons, during normal business hours (7:00 a.m. to 6:00 p.m. Mountain Time), as required, to respond to telephone questions with respect to the Fund.

The Distributor will promptly transmit any orders received by it for purchase, redemption or exchange of the Shares to the Fund's transfer agent, and will promptly transmit any payments for shares to the Fund's transfer agent or custodian.

8. Authorized Representations - The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the appropriate

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Registration Statement or Prospectus and Statement of Additional Information
filed with the SEC under the 1933 Act (as such Registration Statement, Prospectus and Statement of Additional Information may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. Consistent with the foregoing, the Distributor may prepare and distribute sales literature or other material as it may deem appropriate in consultation with the Fund, provided such sales literature complies with applicable law and regulation.

9. Registration of Shares - The Fund agrees that it will take all action necessary to register the Shares under the 1933 Act so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell. The Fund shall make available to the Distributor, at the Distributor's expense, such number of copies of its currently effective Prospectus and Statement of Additional Information as the Distributor may reasonably request. The Fund, at its expense, shall furnish to the Distributor copies of all information, financial statements and other records which the Distributor may reasonably request for use in connection with the distribution of Shares of the Fund.

10. Distribution Expenses - Unless otherwise agreed to by the parties hereto in writing, the Distributor shall bear all expenses in connection with the performance of its services hereunder, including, but not limited to, the cost of printing and distributing any Prospectuses and Statements of Additional Information or reports in connection with the offering of Shares for sale to the public other than those required to be distributed to existing shareholders of the Fund. The cost to the Distributor shall be the incremental cost of preparing materials above those required to satisfy existing shareholder requirements. The Distributor shall have no obligation to pay or to reimburse the Fund for any other expenses incurred by or on behalf of the Fund.

11. Fund Expenses - Unless otherwise agreed to by the parties hereto in writing or by the Fund and the Fund's other agents, the Fund shall pay all fees and expenses in connection with (a) the filing of any registration statement under the 1933 Act and amendments prepared for use in connection with the offering of Shares for sale to the public, (b) preparing, setting in type, printing and mailing Prospectuses, Statements of Additional Information and any supplements thereto sent to existing shareholders, (c) preparing, setting in type, printing and mailing any report (including Annual and Semi-Annual Reports) or other communication to shareholders of the Fund, and (d) the Blue Sky registration and qualification of Shares for sale in the various states in which the Board of Directors of the Fund shall determine it advisable to qualify such Shares for sale (including registering the Fund as a broker or dealer or any officer of the Fund as agent or salesman in any state).

12. Use of the Distributor's Name - The Fund shall not use the name of the Distributor, or any of its affiliates, in any Prospectus or Statement of Additional Information, sales literature, and other material relating to the Fund in any manner without the prior written consent of the Distributor (which shall not be unreasonably withheld); provided, however, that the Distributor hereby approves all lawful uses of the names of the Distributor and its affiliates in the Prospectuses and Statements of Additional Information of the Fund and in all other materials

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which merely refer in accurate terms to their appointments hereunder or which are required by the SEC, NASD, OCC or any state securities authority

13. Use of the Fund's Name - Neither the Distributor nor any of its affiliates shall use the name of the Fund in any Prospectuses or Statements of Additional Information, sales literature, or other material relating to the Fund on any forms for other than internal use in any manner without the prior consent of the Fund (which shall not be unreasonably withheld); provided however, that the Fund hereby approves all lawful uses of its name in sales literature and all other materials which are required by the Distributor in the discharge of its duties hereunder which merely refer in accurate terms to the appointment of the Distributor hereunder, or which are required by the SEC, NASD, OCC or any state securities authority.

14. Insurance - The Distributor agrees to maintain fidelity bond and liability insurance coverages which are, in scope and amount, consistent with coverages customary for distribution activities. The Distributor shall notify the Fund upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage. Such notification shall include the date of change and the reason or reasons therefor. The Distributor shall notify the Fund of any material claim against the Distributor, whether or not covered by insurance, and shall notify the Fund from time to time as may be appropriate of the total outstanding claims made by the Distributor under its insurance coverage.

15. Indemnification - The Fund agrees to indemnify and hold harmless the Distributor and each of its directors, officers and employees, and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) which any such person may incur in connection with any action, suit, investigation or proceeding arising out of or based upon the ground that the Registration Statement, Prospectus, Statement of Additional Information, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, or any other statute or the common law. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor.

Notwithstanding the foregoing, the Fund shall not be required to indemnify any person hereunder unless a court of competent jurisdiction has determined, in a final decision on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith, or gross negligence in the performance of such person's duties, or by reason of such person's reckless disregard of such person's obligations under this Agreement ("disabling conduct"), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct by (i) a vote of a majority of a quorum of the Board of Directors of the Fund who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding, or
(ii) an independent

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legal counsel in a written opinion.

In no case (i) is the indemnity of the Fund in favor of the Distributor or any other person indemnified herein to be deemed to protect the Distributor or any other person against any liability to the Fund or its security holders to which the Distributor or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or such other person indemnified herein unless the Distributor or such other person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or such other person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or such other person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by the Fund and reasonably satisfactory to the Distributor or such other person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any suit and retain counsel, the Distributor, its officers or directors or controlling person or persons, or such other person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by it or them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, its officers or directors or controlling person or persons, or such other person or persons, defendant or defendants in the suit for the reasonable fees and expenses of any counsel retained by it or them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Shares.

The Distributor agrees to indemnify and hold harmless the Fund and each of its Directors, officers and employees, and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claims or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) which such person may incur in connection with any action, suit, investigation or proceeding arising out of or based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or alleging that the Registration Statement, Prospectus, Statement of Additional Information, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Fund or such other person indemnified to be deemed to protect the Fund or such other person against any liability to which the Fund or such other per-

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son would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or such other person indemnified unless the Fund or such other person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or such other person (or after the Fund or such other person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or such other person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Fund, to its officers and Directors and to any controlling person or persons, or such other person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the Fund or its controlling person or persons, or such other person or persons, defendant or defendants in the suit, shall bear the fees and expense of any additional counsel retained by it or them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Fund, its officers and Directors or controlling person or persons, or such other person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by it or them. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issuance and sale of any of the Shares.


16. Liability of the Distributor - The Distributor shall not be liable for any damages or loss suffered by the Fund in connection with the matters to which this Agreement relates, except for (a) damage or loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance, or reckless disregard, of its duties under this Agreement, and (b) damage and loss for which the Distributor has agreed to indemnify the Fund under
Section 15 of this Agreement. Any person, even though also an officer, partner, employee or agent of the Distributor or any of its affiliates, who may be or become an officer of the Fund, shall be deemed, when rendering services to or acting on any business of the Fund in any such capacity (other than services or business in connection with the Distributor's duties under this Agreement), to be rendering such services to or acting solely for the Fund and not as an officer, partner, employee or agent or one under the control or direction of the Distributor or any of its affiliates, even if paid by the Distributor or an affiliate thereof.

17. Acts of God, Etc. - The Distributor shall not be liable for delays or errors occurring by reason of circumstances not reasonably foreseeable and beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war riot, or failure of communication or power supply. In addition, in the event of equipment breakdowns which are (i) beyond the reasonable control of the Distributor and (ii) not primarily attributable to the failure of the Distributor to reasonably

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maintain or provide for the maintenance of such equipment, the Distributor shall, at no additional expense to the Fund, take reasonable steps in good faith to minimize service interruptions but shall have no liability with respect thereto.

18. Supplemental Information - The Distributor and the Fund shall regularly consult with each other regarding the Distributor's performance of its obligations under this Agreement. In connection therewith, the Fund shall submit to the Distributor at a reasonable time in advance of filing with the SEC copies of any amended or supplemented Registration Statements (including exhibits) under the 1933 Act and the 1940 Act, and, a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Fund. Any change in such material which would require any change in the Distributor's obligations under the foregoing provisions shall be subject to the Distributor's approval, which shall not be unreasonably withheld.

19. Term - This Agreement will become effective as of the date first written above or such later date as may be agreed upon by the parties hereto, and shall continue until July 31, 1999, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Fund's Board of Directors or (ii) by a vote of a majority of the outstanding Shares of the Fund (as defined in the 1940
Act), provided that in either event the continuance is also approved by the majority of the Fund's Directors who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty on not less than sixty days' notice by the Fund's Directors, by vote of a majority of the outstanding Shares of the Fund (as defined in the 1940 Act) or by the Distributor. Any termination shall not affect the rights and obligations of the parties under Sections 15, 19 or 21 hereof. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

Upon the termination of this Agreement, the Distributor, at the Fund's expense and direction, shall transfer to such successor as the Fund shall specify all relevant books, records and other data established or maintained by the Distributor under this Agreement.


20. Notice - Any notice required or permitted to be given by either party to the other hereunder shall be deemed sufficient if sent by (i) telex, (ii) telecopier, or (iii) registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address or at such other address as may from time to time be furnished by the other party to the party giving notice: if to the Fund at 1801 Century Park East, Suite 1800, Los Angeles, California 90067, Attn: Craig B. Burger and if to the Distributor, at 370 17th Street, Suite 2700, Denver, Colorado, 80202, Attn: James V. Hyatt.

21. Confidential Information - The Distributor, its officers, directors, employees and agents will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and to prior or present shareholders or to those persons or entities who respond to the Distributor's inquiries concerning investment in the Fund, and will not

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use such records and information for any purposes other than performance of its responsibilities and duties hereunder. If the Distributor is requested or required by oral questions, interrogatories, request for information or documents, or subpoena in connection with any civil investigation, demand or other action, proceeding or process or is otherwise required by law, statute, regulation, writ, decree or the like to disclose such information, the Distributor will provide the Fund with prompt written notice of any such request or requirement so that the Fund may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received, the Distributor may, without liability hereunder, disclose to the person, entity or agency requesting or requiring the information that portion of the information that is legally required in the opinion of Distributor's counsel.

22. Miscellaneous - Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Colorado to the extent federal law does not govern. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Except as otherwise provided herein or under the 1940 Act, this Agreement may not be changed, waived, discharged or amended except by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or amendment is sought. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

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    IN WITNESS WHEREOF, the Fund has executed this instrument in its name and behalf by one of its officers duly authorized, and the Distributor has executed this instrument in its name and behalf by one of its officers duly authorized, as of the day and year first above written.



                                  ALPS MUTUAL FUNDS
                                  SERVICES, INC.



                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------


                                  STONEBRIDGE GROWTH
                                  FUND, INC.


                                             By:
                                                -------------------------------

                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------

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